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                                                ACTIVE LINK COMMUNICATIONS, INC.
                                                                     FORM 10-KSB
                                                                  EXHIBIT 10 (Q)


                       INTEGRATED MOBILITY SOLUTIONS, LLC


July 14, 2003

Timothy A. Ells
President
Active Link Communications, Inc.
1840 Centre Point Circle
Naperville, IL  60563

Dear Tim:

The purpose of this letter is to confirm our various discussions regarding plans for Integrated Mobile Solutions, LLC ("IMS") to invest in the securities of Active Link Communications, Inc. ("Active Link"). IMS has provided bridge financing to Active Link and its wholly-owned subsidiary, Mobility Concepts, Inc. ("Mobility"). IMS expects to continue to monitor the progress of Active Link and Mobility in making arrangements with their creditors, consisting of substantial concessions or discounts of accounts payable, extended payment terms and/or conversions of debt into equity.

IMS intends to seek to obtain private financing for purposes of furthering IMS's intended business activities, separate from Active Link and Mobility, and in investing in the common stock of Active Link. IMS is making plans to raise in excess of $1,500,000 for purposes of investing between $1,500,000 and $2,000,000 in Active Link's securities. There can be no assurance that IMS will be able to raise these funds. In addition, IMS will not make an investment in Active Link unless the arrangements with creditors of Active Link and Mobility are satisfactory to IMS, and there has been no material adverse change in the business, business prospects or financial condition of Active Link and Mobility.

Although we have no firm arrangements regarding price, we have discussed a private sale by Active Link to IMS of up to 50,000,000 shares of Active Link's common stock at a price that approximates a 50% discount to Active Link's then current trading price, but not less than $.04 per share. We agree to make a good faith effort to arrive at a reasonable purchase price. We understand that Active Link may not have a sufficient number of authorized, but unissued and unreserved shares, to issue all of the shares that we may agree to purchase. The shares which may not be issued will be represented by a convertible promissory note providing for mandatory conversion upon Active Link shareholder approval of an amendment to the Articles of Incorporation increasing the authorized number of common shares.

It is understood that any purchase agreement will include standard representations and warranties by Active Link as well as other customary provisions. It is also understood that this letter merely expresses our mutual intent to proceed with a financing transactions, but does not create any legal obligations for any party.

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If this correctly sets forth our intentions, please so indicate by signing below and returning one signed copy to me. We are hopeful that we will be able to conclude this transaction.





By:
   -----------------------------------
   James Miloch, Manager


UNDERSTOOD AND AGREED:

ACTIVE LINK COMMUNICATIONS, INC.


By:
   -----------------------------------
   Timothy A.  Ells, President